Exhibit 99.1

SCIO Diamond Technology Recaps Conference Presentation and Elaborates on Distribution Strategy

GREENVILLE, S.C., Jan. 17, 2012 (GLOBE NEWSWIRE) -- SCIO Diamond Technology Corporation (OTCBB:SCIO.OB) today recapped the company's presentation at the 14th Annual ICR XChange investor conference in Miami this week. The recap is for the benefit of shareholders and interested parties unable to attend the event, and is intended to conform to Regulation FD disclosure requirements. The ICR XChange is one of the leading consumer-oriented investment conferences, with over 150 companies presenting to over 1,500 institutional investors and analysts. SCIO Diamond Chief Executive Officer Joseph Lancia presented on the afternoon of Thursday, January 12. A webcast replay of the presentation is available in the Investor Relations section of SCIO's website: http://www.sciodiamond.com

A key new element of Lancia's presentation was the recent refinement of the company's distribution strategy, which is resulting in a significant level of interest among potential distributors and customers. Within the gemstone market, SCIO's positioning as a supplier of both affordable and sustainable real diamonds is resonating with wholesalers and retailers. In emerging markets where consumers are interested in real diamonds but have less disposable income, the company is actively negotiating with large distributors that can bring SCIO diamonds to retailers in China and India. In more developed markets, interest is growing in sustainable diamonds that avoid the "conflict diamond" issue as well as the environmental degradation associated with natural diamond mining. The company is actively negotiating supply agreements with retailers interested in creating lines of "green" jewelry to fulfill this growing demand in the U.S.

The company is also seeing growing interest for multiple industrial applications for diamonds leading to a number of distribution negotiations with potential industrial partners. For instance, SCIO is pursuing partnerships with companies that produce diamond laser scalpels and diamond semiconductor substrates. While gemstones are an immediate opportunity for SCIO, the company expects multiple industrial applications to drive longer-term growth.

Mr. Lancia's presentation also covered a brief corporate history, noting that the predecessor company, Apollo Diamond, invested over $40 million over two decades to develop SCIO's diamond growing technology. He noted that SCIO produces real diamonds—they are not "artificial" or "simulants"—using an advanced Chemical Vapor Deposition (CVD) process that is superior to the most prevalent alternative method, High Temperature High Pressure (HTHP). CVD enables much finer control over key properties of the diamonds, including color. SCIO's technology is protected by 14 patents, including its first Canadian patent that was announced recently. The company plans to raise $10 million this winter to fund the purchase of an additional ten reactors and infrastructure to fill out the production facility in Greenville, SC. The reactors will be larger six-inch models, substantially enhancing the company's revenue potential at full production.

Page - 1

"We appreciate the opportunity offered by ICR to tell our story to a large audience of institutional investors," said Lancia. "As demand grows for our products and we move into volume production later this year, we intend to keep investors fully informed through conference appearances, press releases, and investor conference calls."

For more information, the company's presentation is available at the "Download Center" section of the company's website: http://www.sciodiamond.com/?download=4

About SCIO Diamond

SCIO Diamond employs a patent-protected chemical deposition process to produce high-quality, single-crystal diamonds in a controlled laboratory setting, with such diamonds referred to as "lab-grown" or cultivated diamonds. The diamonds have identical chemical, physical and optical properties of any diamond found in the earth, and the company's highly controlled manufacturing process enables it to produce very high-quality, high-purity, high volume, single-crystal colorless, near colorless and fancy colored diamonds.

SCIO's technology permits it to produce lab-grown diamonds in size, color, and quality combinations that are rare, if at all present in nature. Diamonds are now being offered in limited quantities as jewelry and in the technology arena as the material operating system of the future.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including the Company's beliefs about its business prospects and future results of operations. Some factors that could cause actual results to differ materially include economic and operational risks, changes in anticipated earnings, continuation of current contracts, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Forms 10-KSB and 10-QSB. The Company forecasts provided above are dynamic and therefore refer only to this release date. The Company does not undertake to update any forecasts that it may make available to the investing public.

CONTACT: Investor Relations:
         ICR, LLC
         Gary T. Dvorchak, CFA
         Senior Vice President
         +1 (310) 954-1123
         gary.dvorchak@icrinc.com

         Company:
         SCIO Diamond Technology Corporation

 Joseph D. Lancia
         Chief Executive Officer
         +1 (864) 751-4880
         Jlancia@sciodiamond.com

Source: SCIO Diamond Technology Corporation

Page - 2